SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2007

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

North Carolina
(State or other jurisdiction of incorporation)

0-27570	56-1640186
(Commission File Number)	(IRS Employer ID Number)

929 North Front Street, Wilmington, North Carolina	28401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (910) 251-0081

3151 South 17th Street Wilmington, NC 28412

(Former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement with Certain Officers.

(c) On May 17, 2007, the Company announced that it had named William J. Sharbaugh as PPD’s Chief Operating Officer, effective May 31, 2007. Mr. Sharbaugh’s employment will be governed by a one-year renewable Employment Agreement and other related agreements between him and the Company. His employment agreement contains non-compete and non-solicitation covenants that extend beyond his employment. Mr. Sharbaugh’s annual base salary will initially be $360,000. He will be issued 10,000 shares of restricted PPD common stock and granted options to purchase 75,000 shares of PPD common stock at fair market value. Consistent with PPD’s standard practice, the restricted stock and option awards will vest ratably over three years. Mr. Sharbaugh will also be entitled to use Company aircraft for up to 10,000 miles per year subject to the Company’s aircraft policy. PPD will reimburse him for relocation costs, and pay him a $75,000 sign-on bonus, but if he quits or is terminated for cause within six months of hire he must repay us 100% of these amounts, or 75% if between six and 12 months, 50% if between 12 and 18 months, and 25% if between 18 and 24 months. We also entered into a severance agreement with Mr. Sharbaugh in our standard form. This agreement provides him two years’ salary, bonus and benefits if he is terminated without cause within one year after a change of control of PPD.

Mr. Sharbaugh has served as Vice President, Global Development Operations of Bristol-Meyers Squibb since May 2005. Prior to that, Mr. Sharbaugh served as Executive Director, Clinical Supply Operations for Bristol-Meyers Squibb. Mr. Sharbaugh is 44 years old and has no familial relationships with any executive officer or director of the Company. Other than his employment by us, there have been no transactions in which the Company has participated and in which he had a direct or indirect material interest involving in excess of $120,000 since January 1, 2006, the beginning of our last completed fiscal year.

The Company and Mr. Sharbaugh entered into the agreement on May 5, 2007. Pursuant to the instruction to Item 5.02(c) of Form 8-K, this Form 8-K is being filed on May 17, 2007, the day that the Company publicly announced Mr. Sharbaugh’s employment.

Item 7.01.	Regulation FD Disclosure.

The Company is furnishing as an exhibit to this Form 8-K a press release, dated May 17, 2007, announcing Mr. Sharbaugh’s employment with the Company.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.244*	Employment Agreement dated May 5, 2007, effective May 31, 2007, between Pharmaceutical Product Development, Inc. and William J. Sharbaugh.

99.1**	Press release to announce employment of William J. Sharbaugh, dated May 17, 2007.

*	The registrant has requested confidential treatment with respect to certain portions of this exhibit. Such portions have been omitted from this exhibit and filed separately with the U.S. Securities and Exchange Commission.
**	Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.
Date: May 17, 2007
/s/ Fred Eshelman
Fred Eshelman,
Chief Executive Officer